Exhibit 99.1

ONESTIM

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 COMBINED FINANCIAL STATEMENTS (UNAUDITED)
Combined Statement of Operations for the Nine Months ended September 30, 2020 and 2019	F-2
Combined Statement of Comprehensive Loss for the Nine Months ended September 30, 2020 and 2019	F-3
Combined Balance Sheet for September 30, 2020 and December 31, 2019	F-4
Combined Statement of Cash Flows for the Nine Months ended September 30, 2020 and 2019	F-5
Combined Statement of Parent’s Net Investment for the Nine Months ended September 30, 2020 and 2019	F-6
Notes to Combined Financial Statements	F-7

ONESTIM

COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2020 and 2019

(Unaudited)

	Nine Months September 30,
	2020	2019
	(Stated in millions)
Revenue	$959	$2,621
Expenses
Cost of revenue	981	2,447
Research & engineering	4	15
General & administrative	97	133
Impairments & other	942	1,575
Interest	10	9

Loss before taxes	(1,075)	(1,558)
Tax benefit	(247)	(341)

Net loss	$(828)	$(1,217)

See the Notes to Combined Financial Statements

ONESTIM

COMBINED STATEMENT OF COMPREHENSIVE LOSS

For the Nine Months Ended September 30, 2020 and 2019

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(Stated in millions)
Net loss	$(828)	$(1,217)
Currency translation adjustments
Net change arising during period	(6)	2
Cash flow hedges
Net loss on cash flow hedges	(17)	(17)

Comprehensive loss	$(851)	$(1,232)

See the Notes to Combined Financial Statements

ONESTIM

COMBINED BALANCE SHEET

As of September 30, 2020 and December 31, 2019

	Sept. 30, 2020 (Unaudited)	Dec. 31, 2019
	(Stated in millions)
ASSETS
Current Assets
Receivables less allowance for doubtful accounts (2020 - $5; 2019 - $1)	$119	$359
Inventories	35	26
Other current assets	17	28

	171	413
Fixed Assets less accumulated depreciation	283	931
Deferred Taxes	264	189
Operating Lease Right-of-use Assets	19	45
Other Assets	1	88

	$738	$1,666

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$317	$517
Current portion of operating lease liabilities	102	44

	419	561
Deferred taxes	—	—
Noncurrent portion of Operating Lease Liabilities	173	107
Other Liabilities	294	326

	886	994
Equity
Parent’s net investment	(148)	672

	$738	$1,666

See the Notes to Combined Financial Statements

ONESTIM

COMBINED STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2020 and 2019

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(Stated in millions)
Cash flows from operating activities:
Net loss	$(828)	$(1,217)
Adjustments to reconcile net loss to cash provided by operating activities:
Impairments and other charges	942	1,575
Depreciation and amortization	65	240
Stock-based compensation expense	4	3
Deferred taxes	(75)	(343)
Change in assets and liabilities:
Decrease (increase) in receivables	240	(15)
Increase in inventories	(9)	(8)
(Increase) decrease in other current assets	(11)	3
Increase in other assets		(5)
(Decrease) increase in accounts payable and accrued liabilities	(255)	63
(Decrease) increase in other liabilities	(26)	2
Other	(40)	10

NET CASH PROVIDED BY OPERATING ACTIVITIES	7	308

Cash flows from investing activities:
Capital expenditures	(35)	(127)
Other	24	—

NET CASH USED IN INVESTING ACTIVITIES	(11)	(127)

Cash flows from financing activities:
Net transfers from (to) Parent	27	(160)
Other	(23)	(21)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	4	(181)

Net change in cash	—	—
Cash, beginning of period	—	—

Cash, end of period	$—	$—

See the Notes to Combined Financial Statements

ONESTIM

COMBINED STATEMENT OF PARENT’S NET INVESTMENT

(Unaudited)

Parent’s Net Investment
(Stated in millions)
Balance, December 31, 2019	$672
Net loss	(828)
Stock-based compensation expense	4
Currency translation adjustments	(6)
Change in fair value of cash flow hedge	(17)
Net transfers from Parent	27

Balance, September 30, 2020	$(148)

Parent’s Net Investment
(Stated in millions)
Balance, December 31, 2018	$2,232
Net loss	(1,217)
Stock-based compensation expense	3
Currency translation adjustments	2
Change in fair value of cash flow hedge	(17)
Net transfers to Parent	(160)

Balance, September 30, 2019	$843

See the Notes to Combined Financial Statements

Notes to Combined Financial Statements

1. Basis of Presentation and Summary of Accounting Policies

Basis of Presentation

These combined financial statements reflect the combined historical results of operations, financial position and cash flows of the OneStim business of Schlumberger Limited (“Schlumberger” or “Parent”). OneStim provides a low cost-to-service and highly competitive service delivery platform in North America’s unconventional plays. The services include hydraulic fracturing, perforating and a vertically integrated product and logistics organization.

OneStim is indirectly 100% owned by Schlumberger. These combined financial statements were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Schlumberger as if OneStim had been operating as a stand-alone company for all years presented.

The accompanying unaudited combined financial statements of OneStim have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of OneStim management, all adjustments considered necessary for a fair statement have been included in the accompanying unaudited financial statements. Operating results for the nine-month period ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020. The December 31, 2019 balance sheet information has been derived from the OneStim 2019 audited financial statements.

The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as included in the consolidated statements of position of Schlumberger. The Combined Statement of Operations include allocations of costs incurred by Schlumberger for functions such as corporate executive management, human resources, finance, information technology, facilities, and legal, among others. The total costs allocated to these combined financial statements were $59 million and $96 million for the first nine months of 2020 and 2019, respectively. These expenses, which are included in General & administrative in the Combined Statement of Operations, have been allocated to OneStim primarily on a proportional basis of revenue or other measures of the business or of Schlumberger.

Management believes that the assumptions underlying the combined financial statements, including assumptions regarding the allocation of general corporate expenses from Schlumberger, are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by OneStim and may not reflect the combined results of operations, financial position and cash flows had it operated as a stand-alone company during the years presented. Actual costs that would have been incurred if OneStim had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Principles of Combination

The combined financial statements include certain assets and liabilities that have historically been held at the Schlumberger level but are specifically identifiable or otherwise attributable to OneStim. All significant intercompany transactions and accounts within OneStim’s combined businesses have been eliminated. Transactions between OneStim and Schlumberger, including revenue from Schlumberger and expenses related to corporate allocations from Schlumberger, are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these transactions is reflected in the Combined Statement of Cash Flows as a financing activity and in the Combined Balance Sheet as Parent’s net investment.

Concentration of Credit Risk

OneStim’s assets that are exposed to concentrations of credit risk consist primarily of receivables from clients. OneStim performs ongoing credit evaluations of its customers’ financial condition. OneStim maintains an allowance for doubtful accounts in order to record receivables at their net realizable value. If the financial condition of its customers were to deteriorate resulting in an impairment of their ability to make payments, an adjustment to the allowance may be required. At September 30, 2020, two customers each accounted for more than 10% of Receivables. At December 31, 2019, no customer accounted for more than 10% of Receivables.

One customer accounted for 10% of Revenue during first nine months of 2020. No customer accounted for more than 10% of Revenue during the first nine months of 2019.

Cash Management

Cash is managed centrally by Schlumberger on behalf of OneStim. Accordingly, the cash held by Schlumberger at the corporate level was not attributed to OneStim for any of the periods presented. Transfers of cash, both to and from Schlumberger’s centralized cash management system, are reflected as a component of Parent’s net investment in the Combined Balance Sheet and as a financing activity on the accompanying Combined Statement of Cash Flows.

Due to OneStim’s participation in Schlumberger’s centralized cash management process, OneStim utilizes Schlumberger to fund its operations and meet its obligations. To ensure OneStim is able to continue its operations and meet its obligations, it has received a commitment from Schlumberger to provide financial support to enable it to continue its operations and fulfill its obligations through December 23, 2021. This commitment terminates upon a change of control of OneStim.

Inventories

Inventories, which are stated at the lower of average cost or net realizable value, consist primarily of materials, such as proppants, chemicals and other items, used in hydraulic fracturing.

Research and Engineering Costs

Research and engineering have been provided and managed by Schlumberger on a centralized basis. These expenses have been allocated to OneStim on the basis of estimated actual costs incurred.

Income Taxes

OneStim’s operations have, historically been included in the income tax filings of various subsidiaries of Schlumberger. The provision for income taxes in OneStim’s Combined Statement of Operations is based on a separate return methodology using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year calculated as if OneStim was a stand-alone tax payer filing hypothetical income tax returns, where applicable. Payments to tax authorities are made by Schlumberger and not by OneStim. OneStim does not maintain taxes payable to/from Schlumberger as the related amounts are deemed to be immediately settled with Schlumberger as a component of Parent’s net investment.

Subsequent Events

Subsequent events have been evaluated through December 22, 2020, which is the date the financial statements were available to be issued.

2. Charges

OneStim recorded the following charges and credits during the first nine months of 2020, all of which are classified as Impairments & other in the Combined Statement of Operations:

	Pretax	Tax	Net
	(Stated in millions)
First Quarter:
Pressure pumping equipment and related assets	$587	$133	$454
Workforce reductions	1	—	1
Second Quarter:
Right-of-use asset impairments	209	48	161
Fixed asset impairments	44	10	34
Supply contracts	39	9	30
Workforce reductions	35	8	27
Other	21	5	16
Third Quarter:
Workforce reductions	6	1	5

	$942	$214	$728

First quarter 2020:

Geopolitical events that increased the supply of low-priced oil to the global market occurred at the same time that demand weakened due to the worldwide effects of the COVID-19 pandemic, leading to a collapse in oil prices during March 2020. As a result, Schlumberger’s market capitalization deteriorated significantly compared to the end of 2019.

The negative market indicators described above were triggering events that indicated that certain of OneStim’s long-lived assets may be impaired. Recoverability testing indicated that certain long-lived assets were impaired. The estimated fair value of these assets was determined to be below their carrying value. As a result, OneStim recorded $587 million of impairment charges relating to its pressure pumping equipment and related assets. OneStim also recorded a $1 million charge relating to workforce reductions.

Second quarter 2020:

As previously noted, late in the first quarter of 2020 geopolitical events that increased the supply of low-priced oil to the global market occurred at the same time as demand weakened due to the worldwide effects of the COVID-19 pandemic, which led to a collapse in oil prices. OneStim responded to these market conditions by taking actions to restructure its business and rationalize its asset base during the second quarter of 2020. These actions included reducing headcount and closing facilities. Additionally, due to the resulting activity decline, OneStim had assets that will no longer be utilized.

As a consequence of these circumstances and decisions, OneStim recorded the following restructuring and asset impairment charges:

•	$209 million write-down of right-of-use assets under operating leases primarily associated with excess equipment and leased facilities Schlumberger is exiting.

•	$44 million of fixed asset impairments relating to facilities it is exiting.

•	$39 million relating to certain supply contracts.

•	$35 million of severance associated with workforce reductions.

•	$21 million of other restructuring costs.

Third quarter 2020:

During the third quarter of 2020 OneStim recorded a $6 million charge related to workforce reductions.

2019

OneStim reordered the following charges and credits during the third quarter of 2019, all of which are classified as Impairments & other in the Combined Statement of Operations:

	Pretax	Tax	Net
	(Stated in millions)
Pressure pumping equipment and related assets	$1,324	$289	$1,035
Supply Contracts	121	27	94
Right-of-use asset impairments	98	22	76
Inventory write-downs	19	4	15
Workforce reductions	13	2	11

	$1,575	$344	$1,231

Deteriorating market conditions in the United States during the third quarter of 2019, as well as the appointment of a new Chief Executive Officer of Schlumberger, were all triggering events that indicated that certain of OneStim’s long-lived assets may be impaired.

Recoverability testing indicated that certain long-lived assets were impaired. The estimated fair value of these assets were determined to be below their carrying value. As a result, OneStim recorded $1.575 billion of impairment and related charges which consisted of:

•	$1.324 billion pressure pumping equipment and related assets.
•	$98 million of right-of-use assets under operating leases.

•	$121 million relating to a supply contract, which remains unpaid and included in Accounts payable and accrued liabilities.
•	$19 million of inventory.
•	$13 million of severance.

The fair value of certain of the impaired long-lived assets was estimated based on the present value of projected future cash flows that the underlying assets are expected to generate. Such estimates included unobservable inputs that required significant judgment.

There were no charges recorded during the first six months of 2019.

3. Fixed Assets

A summary of fixed assets follows:

	Sept. 30, 2020	Dec. 31, 2019
	(Stated in millions)
Property, plant & equipment	$1,404	$2,229
Less: Accumulated depreciation	1,121	1,298

	$283	$931

Depreciation expense relating to fixed assets was $65 million and $240 million for the first nine months of 2020 and 2019, respectively.

4. Contingencies

OneStim is party to various legal proceedings from time to time. A liability is accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss with respect to any currently pending legal proceeding is remote. However, litigation is inherently uncertain and it is not possible to predict the ultimate disposition of any of these proceedings.